Exhibit 99.1

Lancaster Colony Corporation
380 Polaris Parkway, Suite 400
Westerville, Ohio 43082
(614) 224-7141

FOR IMMEDIATE RELEASE	SYMBOL: LANC
March 15, 2019	TRADED: Nasdaq

LANCASTER COLONY CORPORATION ANNOUNCES ESTABLISHMENT OF

TRANSFORMATION PROGRAM OFFICE AND CFO TRANSITION

WESTERVILLE, Ohio, March 15, 2019 – Lancaster Colony Corporation (Nasdaq: LANC) announced today the establishment of a Transformation Program Office (TPO), which will serve to coordinate the Company’s various capital and integration efforts, including the evaluation of opportunities to move the Company towards a new ERP platform in the quarters ahead. The Company’s Vice President, Assistant Secretary and Chief Financial Officer (CFO), Douglas A. Fell, has chosen to transition from his current position effective April 1, 2019 to lead the TPO as the newly appointed Transformation Program Officer. Beyond his experience as CFO, Mr. Fell’s 25 years of service with Lancaster Colony, including the role of T. Marzetti Company’s Senior Vice President of Operations and other leadership positions in finance, information technology and business development, make him uniquely qualified to lead the TPO.

The Company also announced today the appointment of Mr. Thomas K. Pigott as Vice President, Assistant Secretary and CFO effective April 1, 2019. Mr. Pigott is a food industry veteran with over 30 years of professional experience in finance and accounting and has served as Vice President and CFO for MGP Ingredients (Nasdaq: MGPI) the past three years. His prior experience includes Vice President Finance roles for Kraft Foods Group’s Meal Solutions Division, Kraft’s Meals and Desserts Business Unit and Nestle USA’s Pizza Division. Mr. Pigott earned his B.B.A. in Accounting from the University of Notre Dame and completed his M.B.A. in Finance and Marketing at Northwestern University’s Kellogg School of Management. He is also a Certified Public Accountant.

David A. Ciesinski, Lancaster Colony’s President and CEO, commented on Mr. Fell’s new TPO appointment, “Doug has been a great contributor to our company’s success through his dedicated service as CFO and a variety of other executive management positions in finance, information technology, business development and operations. Based on his past experience and demonstrated leadership in a very diverse array of assignments, Doug is perfectly suited to lead the new TPO.”

Mr. Ciesinski continued, “I am also very excited to welcome Tom Pigott to Lancaster Colony as our new CFO and eagerly anticipate working with him for many years to come. I am confident that Tom’s extensive experience in the food industry and proven leadership in corporate finance will be a great fit for our organization as we continue in our pursuit of profitable growth.”

MORE …

PAGE 2 / LANCASTER COLONY CORPORATION ANNOUNCES ESTABLISHMENT OF

TRANSFORMATION PROGRAM OFFICE AND CFO TRANSITION

About the Company

Lancaster Colony Corporation is a manufacturer and marketer of specialty food products for the retail and foodservice channels.

Forward-Looking Statements

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward-looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments; and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward-looking statements. Some of the key factors that could cause actual results to differ materially from those expressed in the forward-looking statements include:

•	dependence on key personnel;

•	the ability to successfully implement our strategic initiatives;

•	the ability to successfully grow recently acquired businesses;

•	the extent to which recent and future business acquisitions are completed and acceptably integrated;

•	fluctuations in the cost and availability of raw materials and packaging;

•	the reaction of customers or consumers to the effect of price increases we may implement;

•	the potential for loss of larger programs or key customer relationships;

•	price and product competition;

•	the possible occurrence of product recalls or other defective or mislabeled product costs; and

•

risks related to other factors described under “Risk Factors” in other reports and statements filed by us with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (available at www.sec.gov)

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements, except as required by law. Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on such statements that are based on current expectations.

# # # #

FOR FURTHER INFORMATION:	Dale N. Ganobsik, Vice President, Investor Relations and Treasurer
Lancaster Colony Corporation
Phone: 614/224-7141
Email: ir@lancastercolony.com